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EXHIBIT 23.8


                  CONSENT OF ACCOUNTING & CONSULTING GROUP, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our report dated June 10, 2005, with respect to the financial statements of W.T. Enterprises, Inc. as of March 31, 2005 and December 31, 2004 and December 31, 2003 and for the three months ended March 31, 2005, and the years ended December 31, 2004 and December 31, 2003.


                                          /s/ ACCOUNTING & CONSULTING GROUP, LLC
                                          --------------------------------------
                                          /S/ Accounting & Consulting Group, LLC


Carlsbad, New Mexico
August 12, 2005